Exhibit 99.1

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution.

The following table sets forth estimates of the various expenses, other than any underwriting discounts and commissions, in connection with the sale and distribution of the securities being registered.

Securities and Exchange Commission Registration Fee		$(1)
Printing and related expenses	15,000
Legal fees and expenses	350,000
Accounting fees and expenses	35,000
Transfer Agent and Registrar fees	5,000
Miscellaneous	15,000
Total	$420,000.00

(1)	A fee of $23,175 was previously paid in connection with the filing of the registration statement on Form S-3.